UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)              March 13, 2003

TULLY’S COFFEE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-26829	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:      (206) 233-2070

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.      Other Events.

Credit Facility

On November 1, 2002, Tully’s Coffee Corporation (the “Company”) entered into a credit facility with Kent Central LLC (“KCL”), which is secured by substantially all of the Company’s assets and guaranteed by certain directors and shareholders of the Company (the “guarantors”).  The KCL credit facility permits the Company to enter into an additional borrowing facility of up to $1.0 million with another lender, subject to the consent of KCL and the guarantors.

On March 14, 2003 the Company and KCL completed an amendment (dated as of March 3, 2003) to the KCL credit facility to allow for up to $1,000,000 of additional borrowings by the Company under the KCL credit facility (the “Additional Revolving Line”).  The maximum borrowings permitted under the Additional Revolving Line are limited to the lesser of $1,000,000 or the amount of eligible Company accounts receivable.  The Additional Revolving Line expires (and must be repaid in full) on March 4, 2004.  Borrowings under the Additional Revolving Line are secured by substantially all of the Company’s assets.  Interest is payable for borrowings under the Additional Revolving Line at prime plus four percent.  Although the guarantors of the November 1, 2002 facility do not guarantee borrowings under the Additional Revolving Line, the guarantors have subordinated their security interests under their guarantees to those of KCL under the Additional Revolving Line.  In connection with obtaining guarantor consents for the Additional Revolving Line, the Company and the guarantors amended the agreement relating to the guarantees to add a provision which would require guarantor consent for any material change to the Company’s license and supply agreements with its international licensees if the Company would receive additional amounts from the licensees or acceleration of licensee payments as consideration for amending the license and supply agreements.

Seattle Mariners and Safeco Field

The Company was a sponsor of the Seattle Mariners and the coffee provider at Safeco Field pursuant to a 1999 agreement that was effective through December 31, 2003 and provided for fees of approximately $520,000 for the 2003 baseball season (with additional charges for any tickets, food service and other incidentals provided to the Company).  On March 13, 2003 the parties terminated this sponsorship agreement.  As a result, the Company’s fee obligations (which otherwise would have been incurred as expenses for its fiscal year ending March 28, 2004) were eliminated.  The Company will no longer provide coffee at Safeco Field and will not be featured on advertising in the facility.  The Company also will close its seasonal Safeco Field store, which reduces the number of Company stores to 100.

Item 7.             Financial Statements and Exhibits.

10.1	March 3, 2003 Amendment to Promissory Note

10.2	First Amendment to Agreement Between Tully’s Coffee and Guarantors Re Kent Central Financing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: March 17, 2003	By:	/s/ Kristopher S. Galvin
Kristopher S. Galvin
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	March 3, 2003 Amendment to Promissory Note
10.2	First Amendment to Agreement Between Tully’s Coffee and Guarantors Re Kent Central Financing